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Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the use in this Pre-Effective Amendment to Registration Statement No. 333-168280 and 333-172503 on Form N-2 of our report dated February 25, 2011 (March 28, 2011 as to Note 12), relating to the combined financial statements of New Mountain Guardian (Leveraged), L.L.C. and New Mountain Guardian Partners, L.P. appearing in the Prospectus, which is part of such Registration Statement, and to our report dated March 28, 2011, relating to the information as of December 31, 2010 and 2009 included in the "Senior Securities" table, appearing elsewhere in this Registration Statement.

          We also consent to the reference to us under the headings "Senior Securities" and "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ Deloitte and Touche LLP

New York, New York
May 13, 2011

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  Exhibit (n)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM